UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2024

INHIBIKASE THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39676	26-3407249
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway SE, Suite 1900 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (678) 392-3419

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IKT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement Transaction

On October 9, 2024, Inhibikase Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) in connection with a private placement (the “Private Placement”) with certain institutional and other accredited investors (the “Purchasers”). The Company and the Purchasers are expected to enter into a registration rights agreement (the “Registration Rights Agreement”) in connection with the Private Placement.

Pursuant to the Purchase Agreement, the Company agreed to sell in the Private Placement (i) 58,310,000 shares (“Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), or, in lieu thereof, pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 21,985,000 shares of Common Stock, (ii) Series A-1 Warrants (“Series A-1 Warrants”) to purchase up to 40,139,474 shares of Common Stock or, in lieu thereof, pre-funded warrants (“A-1 Pre-Funded Warrants”) to purchase the same number of shares of Common Stock and (iii) Series B-1 Warrants (“Series B-1 Warrants”, and together with the Series A-1 Warrants, the “Series Warrants”) to purchase up to 73,813,529 shares of Common Stock, or, in lieu thereof, pre-funded warrants (“B-1 Pre-Funded Warrants”, and, with the Pre-Funded Warrants, the Series A-1 Warrants, the A-1 Pre-Funded Warrants, the Series B-1 Warrants, the “Warrants”) to purchase the same number of shares of Common Stock. The Pre-Funded Warrants, A-1 Pre-Funded Warrants and B-1 Pre-Funded Warrants have an exercise price of $0.001 per share, are immediately exercisable upon issuance and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each Series Warrant will be exercisable for 1 share of common stock.

Each Share and accompanying Series A-1 Warrant and Series B-1 Warrant is being sold at an offering price of $1.37 and each Pre-Funded Warrant and accompanying Series A-1 Warrant and Series B-1 Warrant is being sold at an offering price of $1.369 (equal to the purchase price per Share minus the exercise price of the Pre-Funded Warrant). Each Series A-1 Warrant has an exercise price of $1.37 per share, is exercisable on the Initial Exercise Date (as defined in the Series A-1 Warrant), and will expire at 5:00 p.m. (New York City time) on the 30th day following the later of (A) the Company’s public announcement (including by filing with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K) announcing the Phase 2b 12 week safety readout for IkT-001Pro with respect to pulmonary arterial hypertension and (B) the Company both obtaining the approval of the stockholders of the Company at a meeting of the Company’s stockholders (the “Stockholder Meeting”) of an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock to a number of shares of Common Stock sufficient to allow for the full exercise of the Warrants (the “Stockholder Approval”) and filing an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) with the Secretary of State of the State of Delaware evidencing such Stockholder Approval. Each Series B-1 Warrant has an exercise price of $1.49 per share, is exercisable on the Initial Exercise Date (as defined in the Series B-1 Warrant), and will expire at 5:00 p.m. (New York City time) on the 30th day following the later of (A) the Company’s public announcement (including by filing with the SEC a Current Report on Form 8-K) announcing the Phase 2b efficacy readout for IkT-001Pro with respect to pulmonary arterial hypertension and (B) the Company both obtaining the Stockholder Approval and filing the Charter Amendment with the Secretary of State of the State of Delaware, provided that, to the extent exercisable, all of the Series A-1 Warrants issued to the original Purchaser of such Series B-1 Warrant have been exercised in full either by such Purchaser or such Purchaser’s transferee permitted by the terms of the Series A-1 Warrant. The filing of the Charter Amendment is necessary for the Company to have a sufficient number of authorized shares of Common Stock to cover the shares of Common Stock (or A-1 Pre-Funded Warrants or B-1 Pre-Funded Warrants in lieu thereof) issuable upon the exercise of the Series Warrants (the “Series Warrant Shares”).

Pursuant to the Purchase Agreement, the Company agreed to use its reasonable best efforts to hold the Stockholder Meeting no later than 90 days after the closing date (the “Closing Date”) of the offering of securities in the Private Placement (the “Offering” and such date, the “Stockholder Approval Deadline”). The Company shall use its reasonable best efforts to obtain the Stockholder Approval and shall cause the Board of Directors of the Company (the “Board”) to recommend to the Company’s stockholders that they approve such matter. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not effected on or prior to the Stockholder Approval Deadline, the Company shall cause an additional stockholder meeting to be held every three (3) months thereafter until such Stockholder Approval is obtained and the Charter Amendment is filed. Once the Stockholder Approval is obtained, the Company shall promptly (and in any event within five (5) business days) file the Charter Amendment evidencing such Stockholder Approval.

Each Purchaser is also expected to enter into a Support Agreement (“Support Agreement”) with the Company, pursuant to which each Purchaser agreed to, at every meeting of the Company’s stockholders at which the Stockholder Approval is considered and at every adjournment or postponement thereof, (i) vote its Shares in favor of the Stockholder Approval, (ii) vote its Shares in favor of the Company’s intended amendment (the “Plan Amendment”) to its 2020 Equity Incentive Plan (the “2020 Plan”) to increase the Plan Limit (as defined in the 2020 Plan) to 15% of the fully diluted shares of Common Stock following the close of the Offering and in favor of the Company’s intended amendment to the exercise price of certain stock options listed on Schedule A to the Support Agreement to the fair market value of the Common Stock at the time of such amendment (the “Option Repricing”) and (iii) vote its Shares against any proposal or other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase

Agreement, Registration Rights Agreement, Pre-Funded Warrants, Series Warrants and Support Agreements (collectively, the “Transaction Agreements”), or which could reasonably be expected to result in any of the conditions to the Company’s obligations thereunder not being fulfilled. The Company intends to restore through the granting of stock options the fully diluted employee ownership positions for current directors, management and employees as follows: (i) current directors, the Company’s Chief Financial Officer and other non-C-suite employees will be granted stock options under the 2020 Plan to restore their percentage ownership of the Company on a fully diluted basis to what such fully diluted ownership was immediately before the Offering; and (ii) the Company’s Chief Executive Officer, Dr. Milton Werner, will be granted new options under the 2020 Plan equal to 5.5% of the fully diluted shares of Common Stock following the close of the Offering. All such grants (i) will have an exercise price no lower than the fair market value of the Common Stock at time of grant and (ii) will be subject to the approval by the Company’s stockholders of the Charter Amendment and the Plan Amendment.

The Company expects to receive gross proceeds from the Offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $110 million.

The Offering is expected to close on October 21, 2024, subject to satisfaction of customary closing conditions.

None of the Shares, Series Warrants, Pre-Funded Warrants, Series Warrant Shares or the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”, and together with the Series Warrant Shares, the “Warrant Shares”) are registered under the Securities Act of 1933, as amended (the “Securities Act”). The Shares, Series Warrants, Pre-Funded Warrants and Warrant Shares (collectively, the “Securities”) will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act, for transactions not involving a public offering.

Pursuant to the Registration Rights Agreement, the Company has agreed to, as promptly as reasonably practicable and in any event no later than 30 days after the Closing Date, prepare and file with the SEC a registration statement (the “Initial Registration Statement”) covering the resale of the Shares and the Pre-Funded Warrant Shares. The Company also agreed to, as promptly as reasonably practicable and in any event no later than thirty (30) days after the first business day after the Company files with the SEC a Current Report on Form 8-K announcing that the Company has obtained the Stockholder Approval, prepare and file with the SEC a registration statement (the “Warrant Initial Registration Statement”) covering the resale of the Series Warrant Shares. The Initial Registration Statement and the Warrant Initial Registration Statement shall be on Form S-3 or Form S-1 at the election of the Company. If Form S-3 or Form S-1 is not then available for the registration of the resale of the securities thereunder, the Company shall (i) register the resale of the securities on another appropriate form and (ii) undertake to register the securities on Form S-3 or Form S-1, at the election of the Company, as soon as such form is available, provided, that the Company shall maintain the effectiveness of the registration statement then in effect until such time as a Registration Statement on Form S-3 or Form S-1 covering the securities has been declared effective by the SEC.

The Company shall use its reasonable best efforts to have the Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of (a) the 75th calendar day following the initial filing date of the Initial Registration Statement if the SEC notifies the Company that it will “review” the Initial Registration Statement and (b) the 5th business day after the date the Company is notified by the SEC that the Initial Registration Statement will not be “reviewed” or (even if previously subject to review pursuant to clause (a) of this sentence) will not be subject to further review. The Company shall use its reasonable best efforts to have the Warrant Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of (a) the 75th calendar day following the initial filing date of the Warrant Initial Registration Statement if the SEC notifies the Company that it will “review” the Warrant Initial Registration Statement and (b) the 5th business day after the date the Company is notified by the SEC that the Warrant Initial Registration Statement will not be “reviewed” or (even if previously subject to review pursuant to clause (a) of this sentence) will not be subject to further review. The Company shall use reasonable best efforts to keep the

Initial Registration Statement and the Warrant Initial Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Purchasers of all of the securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Purchasers shall have resold all the securities covered thereby by the applicable registration statement; and (ii) the date on which the securities may be resold by the Purchasers without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect, as determined by counsel to the Company pursuant to a written opinion letter to such effect.

In the event of any fundamental transaction, as described in the Series Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, the acquisition of greater than 50% of the then outstanding Common Stock by a person or persons, or reclassification of the Common Stock (“Fundamental Transaction”), then following such Fundamental Transaction any Purchaser or its registered assigns shall have the right to receive, upon exercise of a Series Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Series Warrant Shares or Pre-Funded Warrants then issuable upon exercise in full of such Series Warrant. Notwithstanding the foregoing, in the event of a Fundamental Transaction (subject to certain exceptions as described in the Series Warrants), the holders of the Series Warrants shall have the option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, to require the Company or a successor entity to purchase the Series Warrants for cash in the amount of the Black Scholes Value (as defined in the Series Warrants) of the unexercised portion of the Series Warrants, provided, however, that if the Fundamental Transaction is not within the Company’s control, the holder of a Series Warrant will only be entitled to receive the same type or form of consideration (and in the same proportion) at the Black Scholes Value of the unexercised portion of such Series Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Purchase Agreement and subject to certain exceptions, until 90 days following the Closing Date, the Company has agreed not to (i) issue shares of Common Stock or Common Stock equivalents, (ii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (iii) file with the SEC a registration statement under the Securities Act relating to any shares of Common Stock or Common Stock equivalents, except pursuant to the terms of the Registration Rights Agreement.

Pursuant to the Purchase Agreement, the Company also agreed to indemnify the Purchasers and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents from and against any and all losses, claims, damages, liabilities and expenses to which such indemnified parties may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements.

The information contained in Item 5.02 of this Current Report on Form 8-K in relation to the requirements of the Purchase Agreement is incorporated herein by reference.

The foregoing descriptions of the terms and conditions of the Purchase Agreement, the form of Registration Rights Agreement, the form of Support Agreements, and the forms of the Pre-Funded Warrant, Series A-1 Warrant and Series B-1 Warrant, are qualified in their entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference in their entirety.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, constitutes an offer to sell or the solicitation of an offer to buy the Securities described herein, and the Securities cannot be sold in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Private Placement is incorporated herein by reference. The information contained in Item 5.02 of this Current Report on Form 8-K in relation to the Closing Director Securities (as defined below) is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On September 19, 2024, the Board increased the Company’s authorized number of directors from five to seven, creating two vacancies. It is expected that on October 21, 2024, and as required by the Purchase Agreement, the Board will appoint Roberto Bellini to serve as a Class I director of the Board, Amit Munshi and David Canner to serve as Class II directors of the Board, and Arvind Kush to serve as a Class III director of the Board, effective immediately prior to the close of the Offering (Mr. Bellini, Mr. Munshi, Mr. Canner and Mr. Kush, together, the “Closing Directors”). Mr. Munshi and Mr. Canner will each serve as a director for a term expiring at the Company’s annual meeting of stockholders in 2025, Mr. Kush will serve as a director for a term expiring at the Company’s annual meeting of stockholders in 2026 or until his successor is elected and qualified, and Mr. Bellini will serve as a director for a term expiring at the Company’s annual meeting of stockholders in 2027 or until his successor is elected and qualified, each Closing Director being subject to his earlier resignation or removal. It is expected that the Board will elect Mr. Bellini as Chairperson of the Board.

About Roberto Bellini

Mr. Bellini, age 44, currently serves as a Managing Partner at BSQUARED CAPITAL, a family office biotech fund since July 2023. He also serves as a Director of BIOTECanada since May 2016 and is a member of their Executive Committee. He served as Vice Chair of BIOTECanada between May 2016 and June 2019, and between July 2021 and July 2024. Previously, he served as President & Chief Executive Officer and as a Director of BELLUS Health Inc. from January 2010 to July 2023. Under his leadership BELLUS Health Inc. developed camlipixant, a P2X3 antagonist for chronic cough from preclinical to Phase 3. BELLUS Health Inc. was acquired by GSK plc in 2023. Mr. Bellini holds a Bachelor of Science in Biochemistry from McGill University. Mr. Bellini’s extensive experience in the biopharmaceutical industry, including team building, strategy and capital markets activities, gives him the qualifications, attributes and skills to serve as one of the Company’s directors.

About Amit Munshi

Mr. Munshi, age 56, has served as the President, Chief Executive Officer and as a board member of Orna Therapeutics (“Orna”) since May 2024. Prior to this, Mr. Munshi served as the President, Chief Executive Officer and as a board member of ReNAgade Therapeutics from May 2023 until May 2024 (when it was acquired by Orna). Mr. Munshi also has served as chairman of the board of directors of Zura Bio Limited (“Zura”) (Nasdaq: ZURA) since March 2023 and as a director and the chairman of the board of directors of Zura’s accounting predecessor since November 2022. In addition, he serves as a director of two U.S. subsidiaries of Zura. Mr. Munshi has served as a member of the board of directors and audit committee of Galecto Inc. (Nasdaq: GLTO) since May 2020 and as the chairman of the board of Enterprise Therapeutics since January 2020. Mr. Munshi was President and Chief Executive Officer of Arena Pharmaceuticals Inc. (Nasdaq:ARNA) from May 2016 to March 2022 and a member of its board of directors from June 2016 until March 2022, when Arena Pharmaceuticals was sold to Pfizer Inc. Mr. Munshi also served as a member of the board of directors and audit committee of Pulmatrix Inc. (Nasdaq: PULM) from June 2017 until March 2021. Previously, from May 2012 until May 6, 2016, Mr. Munshi was the Chief Executive Officer of Epirus Biopharmaceuticals, which filed for bankruptcy on July 25, 2016. Prior to Epirus, Mr. Munshi was CEO of Percivia LLC (sold to Johnson & Johnson) and Chief Business Officer and co-founder of Kythera (Nasdaq:KYTH) (sold to Allergan). Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker School of Management at Claremont Graduate University. Mr. Munshi has more than 30 years of global biopharmaceutical industry experience in executive management, business development, product development and portfolio management. Mr. Munshi’s extensive executive management and business experience in the global biopharmaceutical industry and in-depth knowledge of product development gives him the qualifications, attributes and skills to serve as one of the Company’s directors.

About Arvind Kush

Mr. Kush, age 41, has served as the Chief Financial and Chief Business Officer of Candid Therapeutics, Inc. (“Candid”) a biotechnology company, since July 2024. Mr. Kush has over 15 years of finance and investment banking experience. Prior to Candid, Arvind was Chief Financial Officer at RayzeBio, Inc., a biotechnology company, from November 2021, where he oversaw over $160 million in a private financing in 2022, $350+ million IPO in 2023 and $4.1B in the company’s acquisition by Bristol Meyers Squibb in February 2024. Previously, Mr. Kush served in increasing responsibility, most recently as managing director in the Healthcare Group in the Global Corporate Investment Banking Division at BofA Securities from February 2018 until November 2021, advising biopharmaceutical companies on strategic and financing transactions. Mr. Kush holds a Bachelor in Engineering in Computer Science from Visvesvaraya Technological University and an MBA from Goizueta Business School, Emory University. Mr. Kush’s extensive experience in finance, first as an investment banker and then as CFO of two different companies, make him qualified to serve as one of the Company’s directors.

About David Canner

Mr. Canner, age 36, is a partner at Soleus Capital which he joined in 2018. Mr. Canner has served as an investor in biotechnology companies for the past six years, and has served on the board of directors of both therapeutic and non-therapeutic privately held life sciences companies. Mr. Canner holds a BA in Chemistry from Princeton University and a PhD in Biology from the Massachusetts Institute of Technology. Mr. Canner’s extensive experience researching, evaluating and investing in life sciences companies make him qualified to serve as one of the Company’s directors.

Pursuant to the terms of the director offer letter agreement, effective October 21, 2024, by and between the Company and each of the Closing Directors (the “Director Offer Letters”), each Closing Director will receive annual cash compensation of $60,000 (pro-rated for the current year) as payment for his services as a member of the Board in accordance with the Company’s standard non-employee director compensation program. In addition, each of the Closing Directors will receive an initial stock option grant of 60,000 option shares with 50% vesting on each of the first two anniversaries of such grant date pursuant to the terms of the Director Offer Letters and the Company’s non-employee director compensation program. The foregoing description of the Director Offer Letters does not purport to describe all of the terms of such agreements and is qualified in its entirety by reference to the Director Offer Letters, a form of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

BSquared Capital Inc., the entity in which Mr. Bellini serves as a Managing Partner, made an investment in the Company of approximately $2,000,000 and will receive (i) 1,460,000 shares of Common Stock, (ii) 730,000 Series A-1 Warrants to purchase shares of Common Stock or, in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock and (iii) 1,342,416 Series B-1 Warrants to purchase shares of Common Stock or, in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock (such securities, including the underlying shares of Common Stock, collectively, the “BSquared Securities”)

Mr. Munshi’s family office made an investment in the Company of approximately $500,000 and will receive (i) 365,000 shares of Common Stock, (ii) 182,500 Series A-1 Warrants to purchase shares of Common Stock or, in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock and (iii) 335,604 Series B-1 Warrants to purchase shares of Common Stock or, in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock (such securities, including the underlying shares of Common Stock, collectively, the “Munshi Securities”).

Mr. Kush’s revocable trust made an investment in the Company of approximately $200,000 and will receive (i) 145,000 shares of Common Stock, (ii) 72,500 Series A-1 Warrants to purchase shares of Common Stock or, in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock and (iii) 133,322 Series B-1 Warrants to purchase shares of Common Stock or, in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock (such securities, including the underlying shares of Common Stock, collectively, the “Kush Securities”).

Entities associated with Soleus made an investment in the Company of approximately $21,500,000 and will receive (i) 6,325,000 shares of Common Stock, (ii) 9,370,000 Pre-Funded Warrants, (iii) 7,844,080 Series A-1 Warrants to purchase shares of Common Stock or, in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock and (iv) 14,424,684 Series B-1 Warrants to purchase shares of Common Stock or, in lieu thereof, pre-funded warrants to purchase the same number of shares of Common Stock (such securities, including the underlying shares of Common Stock, collectively, the “Soleus Securities”, and, with the BSquared Securities, the Munshi Securities and the Kush Securities, the “Closing Director Securities”).

The Company is selling the Closing Director Securities in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. Accordingly, the Closing Director Securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Except as described in this Item 5.02, there are no transactions between the Company and any of the Closing Directors that would be reportable under Item 404(a) of Regulation S-K.

Director Resignations

It is expected that in connection with the closing of the Private Placement, on October 21, 2024, Dr. Paul Grint and Ms. Gisele Dion will provide irrevocable notice to the Board of their intention to resign from the Board, effective as of the effectiveness of the appointment of their respective successors. Neither Dr. Grint’s nor Ms. Dion’s decision to resign was the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On October 9, 2024, the Company issued a press release announcing the Private Placement and the expected director appointments and resignations described above. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

This information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Dr. Grint serves as a member of the audit committee, the compensation committee (of which he is Chairperson) and the corporate governance and nominating committee of the Board of the Company. Ms. Dion serves as a member of the audit committee (of which she is Chairperson) and the compensation committee. Upon the effectiveness of Dr. Grint and Ms. Dion’s resignations, the Board will appoint new directors as their replacements on the respective Board committees.

Item 8.01	Other Events.

Settlement of Pivot Arbitration

As previously disclosed, on April 26, 2024, the Company received a notice of a demand for arbitration with the American Arbitration Association from Pivot Holding LLC (“Pivot”), a successor in interest to Sphaera Pharma Pte. Ltd. (“Sphaera”), in connection with the Collaborative Research and Development Agreement dated February 29, 2012, as amended, between the Company and Sphaera (the “Collaboration Agreement”), alleging breach of contract by the Company for failure to pay certain milestone payments under the Collaboration Agreement and seeking damages. Also as previously disclosed, on June 17, 2024, the Company filed an answering statement and counterclaim denying that it had breached the Collaboration Agreement and counterclaiming. On September 30, 2024, following a non-binding confidential mediation, the Company and Pivot entered into a settlement agreement (the “Settlement Agreement”) pursuant to which the Company agreed to pay to Pivot a total sum of $500,000, which Pivot agreed shall constitute full and complete payment for, and shall fully satisfy, any and all amounts for any and all project milestone payments owed or that may be owed to Sphaera and/or Pivot by the Company under the Collaboration Agreement for: (i) “First dosing of patient in US phase 1 trial”; (ii) “US Phase 1 trial completion with endpoints met”; and (iii) “US Phase 2 trial completion with endpoints met” (each as described in the Collaboration Agreement) which payments would have totaled $1.625 million in the event Pivot were to be successful in claiming that the Company conducted Phase 1 and Phase 2 trials or that would be due upon successful milestones in the future. The Company also agreed to pay to Pivot a one-time payment of $4.4 million, increased from $4.0 million, upon FDA Approval (as described in the Collaboration Agreement) and the parties agreed that no further FDA Approval milestone payment(s) shall be due to Pivot in the event that the Company receives additional FDA Approval(s). The Settlement Agreement contains customary mutual releases and covenants not to sue. Except as otherwise provided in the Settlement Agreement, all terms in the Collaboration Agreement shall remain in full force and effect.

The foregoing description of the terms and conditions of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.5 and is incorporated herein by reference in its entirety.

Forward Looking Statements

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including the completion of the Offering, the satisfaction of customary closing conditions related to the Offering, the intended use of net proceeds therefrom, the potential exercise of warrants, the success or failure of the Company’s evaluation of the application of IkT-001Pro to pulmonary arterial hypertension (“PAH”), the Phase 2b 12 week safety readout and the Phase 2b efficacy readout for IkT-001Pro with respect to PAH, the Company’s ability to obtain the Stockholder Approval and to effect the Charter Amendment, the Plan Amendment and the Option Repricing, as well as those risks discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and in other documents that the Company files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Series A-1 Warrant

4.3	Form of Series B-1 Warrant

10.1	Securities Purchase Agreement, dated as of October 9, 2024

10.2	Form of Registration Rights Agreement

10.3	Form of Support Agreement

10.4	Form of Director Offer Letter

10.5	Settlement Agreement, dated as of September 30, 2024

99.1	Press Release dated October 9, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2024	INHIBIKASE THERAPEUTICS, INC.

	By:	/S/ MILTON H. WERNER
Milton H. Werner, Ph.D.
President and Chief Executive Officer